   Piper Jaffray Financial Institutions Conference     May 4 – 6, 2016   NASDAQ: FBNK

 Forward Looking Statements  Disclaimer & Forward-Looking StatementsStatements in this document and presented orally at the conference, if any, concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Actual results also may differ based on the Company’s ability to successfully maintain and integrate customers from acquisitions.The Company intends any forward-looking statements to be covered by the Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions. Readers and attendees are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this presentation. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date as of which such statements are made.The Company’s capital strategy includes deployment of excess capital, the success of which efforts cannot be guaranteed.

 Who We Are  Assets: $2.7 billion Loans: $2.4 billion Deposits: $2.1 billionCapital: $248 millionBranches: 23Headquarters: Farmington, ConnecticutNASDAQ: FBNK  A Community Bank in central Connecticut and western Massachusetts which has consistently delivered double digit organic loan growth with a focus on increasing earnings and building long-term shareholder value.  As of March 31, 2016

 Franchise Overview   23 full service branch offices2 lending centers2 branches scheduled to open in 2016    Farmington Bank, founded in 1851, a wholly owned subsidiary of First Connecticut Bancorp110 miles to Boston120 miles to New York City                                                      Number 1 SBA Lender in CTNumber 1 Lender to Women Owned Business    Boston  Hartford  Springfield  New Haven   Fairfield  Litchfield  Windham  Tolland          New York City  MASSACHUSETTS  CONNECTICUT  RHODE ISLAND

Strategic Direction

- Prudently controlled growth – Commercial focus
- Deposits – growing footprint
- Balance sheet management
- Asset sensitive balance sheet
- Expense control/ Efficiencies
- Capital management
- Asset quality
- Building shareholder value

5

First Connecticut Bancorp, Inc.

 Q1 Highlights  Loan to deposit ratio improved from 118.6% to 113.0%Net Interest Income increased $143,000 to $17.5mNet Interest Rate Margin increased 6 basis points to 2.82%Repurchased 147,100 shares in stock buyback and increased quarterly dividendDeposits increased $106.5m to $2.1B Checking Accounts increased by 2.5% Core noninterest expense to average assets improved to 2.27%

 Strong Capital Structure   Common shares outstanding: 15,780,657Market capitalization: $251.9 millionTangible book value per share: $15.72Repurchased 2,853,827 shares of FBNK stock (since IPO 6/29/11) at an average cost of $14.37  As of March 31, 2016 unless otherwise noted.

 ROA, ROE & EPS

 Financial Highlights

 Financial Highlights

 Outstanding Credit Quality  Strong credit cultureRobust portfolio monitoring

 Solid Loan Growth  $ millions  As of March 31, 2016 | *annualized     Growth Rate  18.4%  17.5%  10.4%  1.4%*  17.1%

 Diversified Loan Portfolio  As of March 31, 2016    Commercial 56%Residential 36%Consumer 8% 100%

 Total Deposit Growth  Deposit Growth increased $108 million in Q11,284 net new checking accounts in Q1  $ millions  As of March 31, 2016  Includes repurchased liabilities & excludes mortgagors escrow accounts | *annualized   Growth Rate  12.9%  14.0%  13.8%  21.5%*  11.4%

 Diversified Deposit Base    As of March 31, 2016  Includes repurchased liabilities & excludes mortgagors escrow accounts

Why First Connecticut?

- Attractive growing franchise in central Connecticut and western Massachusetts
- Increasing EPS while growing organically
- Asset sensitive balance sheet
- Diverse delivery channels
- Track record of building Tangible Book Value
- Paid eighteen consecutive quarterly dividends
- Scalable platform built for long-term growth
- Strong capital position
- Solid asset quality
- Robust enterprise risk management program

16

First Connecticut Bancorp, Inc.

Appendix  Supplemental Information

 Select Financial Data  Statement of Income 2012 – 1Q 2016   $ thousands

 Select Financial Data  Statement of Income Rolling Five Quarters   $ thousands

 Select Financial Data  Selected Annual Financial Data   $ millions

 Select Financial Data  Selected Annual Financial Data   $ thousands except share amounts

 Select Financial Data  Reconciliation of Non-GAAP Financial Measures  $ thousands

 Select Financial Data  Quarterly Net Interest Income and Core Revenue*  Annual Net Interest Income and Core Revenue*  $ millions  *Excludes prepayment penalty fees, net gain on sales of investments and Bank-owned life insurance proceeds.

 Select Financial Data  Annual Average Earning Assets and NIM  Quarterly Average Earning Assets and NIM  $ billions

 Asset Sensitivity  As of March 31, 2016

 Commercial Loan Growth  $ millions | *annualized  Growth Rate  10.8%  27.3%  1.8%*  17.4%  17.9%

 Residential Loan Growth   $ millions | *annualized

 Residential Portfolio Composition  Fixed  Variable  $ thousands

 Consumer Loan Growth   $ millions | *annualized

 Asset Quality Metrics  Non-Performing Loans / Total Loans  Loan Loss Reserves / Non-Accrual Loans

 Asset Quality Metrics  Loan Loss Reserves / Total Loans  Net Charge-Offs / Average Net Loans  *annualized

 Deposit Market Share   Source: SNL Financial* includes limited service branchesNote: Deposit data as of 6/30/2015; Pro forma for pending and recently completed transactions

 Consumer Checking Growth   $ thousands

 Business Checking Growth     $ thousands

 De Novo Branch Growth   Total Deposit Growth   Total Checking Balances   # Checking Accounts (Cons. & Bus.)  # Branch Growth  $ millions

 Leadership Team  Name  Title  Years in Industry  Prior Experience          John J. Patrick, Jr.  Chairman, President and Chief Executive Officer  36  TD Banknorth CT, President and CEO  Gregory A. White  Executive Vice President, Chief Financial Officer and Treasurer  29  Rockville Bank, Chief Financial Officer and Treasurer  Michael T. Schweighoffer  Executive Vice President, Chief Lending Officer  28  TD Banknorth, CT State President  Kenneth F. Burns  Executive Vice President, Director of Retail Banking & Marketing  27  Eagle Bank - EVP, Retail Banking & Marketing  Catherine M. Burns  Executive Vice President,Chief Risk Officer  35  TD Banknorth, Head of Community BankingCommercial Lending; Credit Manager

 Corporate Contacts  John J. Patrick, Jr. Chairman, President and Chief Executive OfficerGregory A. White Executive Vice President, Chief Financial OfficerInvestor Information:Jennifer H. Daukas Vice President, Investor Relations Officer 860-284-6359 or jdaukas@farmingtonbankct.com